(NYSE: WAL) October 16, 2015 Western Alliance Bancorporation 3rd Quarter Earnings Call

2 Financial Highlights Q3 2015 Highlights q Q3 2015 net income of $59.1 million and EPS of $0.58, compared to $34.7 million and $0.39 in prior quarter and $40.9 million and $0.46 in prior year q Net income and earnings per share includes a total benefit of $0.05 per share from net unrealized gains on assets and liabilities measured at fair value, non-recurring tax benefits, and accelerated recognition of accretion income, offset by acquisition and other non-recurring expenses q Net operating revenue of $145.9 million, $31.6 million or 27.6% higher than in prior quarter, and $42.4 million or 40.9% higher than prior year q Efficiency ratio of 46.8%, compared to 44.7% in the prior quarter and 47.1% in the prior year q Loan growth of $427 million (or 4.1%) from prior quarter to $10.79 billion, and $2.86 billion (or 36.1%) from prior year q Nonperforming assets (nonaccrual loans and repossessed assets) to total assets was 0.76%. Net loan recoveries to average loans outstanding was 0.08% (annualized) q Deposit growth of $203 million to $11.61 billion from prior quarter, and $2.91 billion (or 33.5%) from prior year q Tangible book value per share increased $0.61 (or 5.4%) to $11.86 from prior quarter, and $2.33 (or 24.4%) from prior year q Tangible Common Equity ratio of 8.9% and Common Equity Tier 1 ratio of 9.1%, compared to 8.7% and 9.1% in prior quarter q ROA of 1.73% and ROTCE of 20.12% compared to ROA of 1.63% and ROTCE of 19.91% in prior year

Quarterly Consolidated Financial Results

$ in millions, except EPS

		Q3-15		Q2-15		Q3-14
Net Interest Income	$	137.4	$	108.7	$	98.1
Operating Non-Interest Income		8.5		5.6		5.5
Net Operating Revenue	**$**	**145.9**	**$**	**114.3**	**$**	**103.6**
Operating Non-Interest Expense		(72.2)		(54.6)		(51.7)
Pre-Tax, Pre-Provision Income	**$**	**73.7**	**$**	**59.7**	**$**	**51.9**
Provision for Credit Losses		—		—		(0.4)
Gains on OREO and Other Assets		0.1		1.2		1.9
Debt Valuation and Other Fair Market Value Adjustments		5.4		(7.7)		0.9
Acquisition and Other		(0.9)		(7.9)		(0.4)
Pre-tax Income	**$**	**78.3**	**$**	**45.3**	**$**	**53.9**
Income Tax		(19.2)		(10.6)		(12.9)
Net Income	**$**	**59.1**	**$**	**34.7**	**$**	**40.9**
Preferred Dividend		(0.2)		(0.2)		(0.4)
Net Income Available to Common	**$**	**58.9**	**$**	**34.5**	**$**	**40.5**
Average Diluted Shares Outstanding		**101.5**		**88.7**		**87.6**
Earnings Per Share	**$**	**0.58**	**$**	**0.39**	**$**	**0.46**

Q3 2015 Highlights

- Net Interest Income rose $28.7 million, including $25.5 million from Bridge
- Non-Interest Income increased due to service charges, FX, SBA loan sales, warrant, and other income from Bridge
- Operating Non-Interest Expense increased $17.6 million due to $14.6 million in Bridge expenses and increased FDIC expense of $1.1 million
- Debt Valuation and Other FMV Adjustments relates to the $5.3 million non-cash gain for the change in valuation of Trust Preferreds as a result of interest rate changes
- The effective tax rate was 24.5%, which benefited from various non-recurring items in the quarter

3

4 Cash and Due from Banks Net Interest Drivers Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $259 $164 $492 $700 $325 $ in billions, unless otherwise indicated Loans and Yields Total Investments and Yield Interest Bearing Deposits and Cost of Funds $ in millions Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 3.11% 3.07% 3.09% 3.06% 2.98% $1.6 $1.5 $1.5 $1.5 $2.0 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 0.33% 0.32% 0.30% 0.31% 0.30% $6.5 $6.6 $7.0 $7.5 $7.5 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 5.18% 5.20% 4.97% 5.06% 5.31% $7.9 $8.4 $8.8 $10.4 $10.8 Q3 2015 Highlights q Cash fell $375 million and Investments rose primarily because excess cash from the Bridge acquisition was redeployed to higher-yielding investments. Investment yields fell 8 bps because yields on the purchased instruments are lower than those in the existing portfolio q Loan yields increased 25 bps due to the addition of higher yielding Bridge loans, increased accretion on Bridge loans, and one additional day in the quarter q Cost of funds for total deposits, including non-interest bearing deposits, fell from 0.22% to 0.19% quarter-over-quarter due to the inclusion of Bridge's non-interest bearing deposits

5 Net Interest Income and Accretion $ in millions Q3 2015 Highlights q NIM increased as a result of higher yielding Bridge loans and acquired loan accretion q Adjusted NIM for acquired loan accretion was 4.37% for the quarter, compared to reported NIM of 4.59% Net Interest Income and NIM Acquired Loan Accretion and Adjusted NIM Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 4.43% 4.44% 4.35% 4.41% 4.59% Non-PCI Accretion PCI Accretion Adjusted Net Interest Margin, excluding accretion Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $0.1 $4.7 $4.1 $2.7 $2.1 $3.1 $2.34.24% 4.32% 4.27% 4.28% 4.37% $98.1 $102.1 $103.1 $108.7 $137.4 $(0.2) Scheduled Acquisition Loan Accretion * Non-PCI Rate and Credit Accretion PCI Rate Accretion Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 $3.2 $2.4 $2.0 $1.7 $1.4 $0.9 $0.9 $0.9 $0.9 $0.8$0.5 $0.1 * Amounts do not include early payoffs of loansEnding rate and credit marks on all acquired loans at 9/30/2015 is $47.4 million

6 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $6.5 $7.1 $6.9 $7.2 $9.3 $5.4 $5.8 $7.1 $7.3 $8.4 $7.6 $10.8 $7.7 $7.7 $10.8 Operating Expenses and Efficiency $ in millions Q3 2015 Highlights q The efficiency ratio increased to 46.8% primarily because of acquiring the higher cost structure at Bridge q Compensation expense increased $9.5 million due to the addition of Bridge employees and the remaining increase relates to increased performance-based awards q Insurance increased $1.1 million due to increased FDIC insurance premiums as a result of being over $10 billion in assets for four consecutive quarters q Other expenses increased for various charitable contributions, off balance sheet provision, and intangible asset amortization Operating Expenses and Efficiency Ratio Breakdown of Operating Expenses Other Professional Fees + Data Processing Occupancy + Insurance Compensation Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 47.1% 49.3% 46.7% 44.7% 46.8% $51.7 $56.8 $54.2 $54.6 $72.2 $43.7 $32.2 $33.1 $32.5 $32.4

7 Pre-Tax, Pre-Provision Operating Income, Net Income, and ROA Pre-Tax, Pre-Provision Operating Income and ROA Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $51.9 $52.0 $54.5 $59.7 $73.7 2.06% 2.00% 2.03% 2.14% 2.16% Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $40.9 $40.4 $40.2 $34.7 $59.1 1.63% 1.56% 1.49% 1.24% 1.73% Both Pre-Tax, Pre-Provision Operating Income and Net Income increased over prior quarter primarily because of the Bridge acquisition and organic loan growth. Return on Assets increased 49 bps over Q2 largely because of one-time Bridge merger expenses and Trust Preferreds valuation loss reduced Q2 ROA while one-time Trust Preferreds valuation gain and increased purchase accounting loan accretion increased Q3 ROA. Net Income and ROA $ in millions

8 Consolidated Balance Sheet $ in millions q Total Loans increased $427 million over last quarter as a result of organic growth q Deposits increased $203 million over last quarter as a result of organic growth q Borrowings increased due to overnight FHLB advances to fund loan growth q Tangible Book Value/Share increased $0.61 (5.4%) over prior quarter and $2.33 (24.4%) over prior year Q3 2015 HighlightsQ3-15 Q2-15 Q3-14 Investments & Cash $ 2,319 $ 2,290 $ 1,856 Total Loans 10,788 10,361 7,930 Allowance for Credit Losses (117) (115) (109) Other Assets 966 934 612 Total Assets $ 13,956 $ 13,470 $ 10,289 Deposits $ 11,610 $ 11,407 $ 8,698 Borrowings 560 378 426 Other Liabilities 202 170 162 Total Liabilities $ 12,372 $ 11,955 $ 9,286 Shareholders' Equity 1,584 1,515 1,003 Total Liabilities and Equity $ 13,956 $ 13,470 $ 10,289 Tangible Book Value Per Share $ 11.86 $ 11.25 $ 9.53

9 Loan Growth and Portfolio Composition Commercial & Industrial CRE, Non- Owner Occupied CRE, Owner Occupied Residential and Consumer Construction & Land Q3 2015 Highlights q $427 million quarter-over- quarter loan growth driven by: - C&I $199 million - Construction & Land $119 million - CRE, Owner Occ $105 million q Bridge loan growth for the quarter was $132 million $2.86 Billion Year Over Year Growth Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $3,294 $3,532 $3,725 $4,765 $4,964 $1,620 $1,733 $1,818 $2,039 $2,144$1,993 $2,053 $2,114 $2,209 $2,211 $672 $748 $843 $1,003 $1,122 4.4% 20.4% 25.2% 41.5% 8.5% 3.2% 19.9% 20.5% 46.0% 10.4% $351 $332 $319 $345 $347 $ in millions $7,930 $8,398 $8,819 $10,361 10,788 Growth: +468 +421 +1,542 +427

10 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $2,247 $2,288 $2,657 $3,924 $4,077 $809 $855 $937 $1,001 $1,024 $3,685 $3,870 $4,121 $4,734 $4,673 $1,957 $1,918 $1,947 $1,747 $1,836 Deposit Growth and Composition NOW CDs Non-Int Bearing DDA $8,698 $8,931 $9,662 $11,407 $11,610 Growth: +233 +731 +1,745 +203 Q3 2015 Highlights q $203 million quarter-over- quarter deposit growth driven by: - Non-Int Bearing DDA growth of $154 million - CD growth of $89 million q Deposit growth led by: - AZ $94 million - CBL $85 million 9.3% 22.5% 25.8% 42.4% 8.8% 15.8% 35.1% 40.3% $2.91 Billion Year Over Year Growth Savings and MMDA $ in millions

11 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $43 $46 $53 $50 $55 $75 $68 $61 $59 $31 $86 $72 $60 $63 $72 $78 $78 $84 $83 $106 Adversely Graded Loans and Non-Performing Assets Organic Acquired * NPA’s Adversely Graded Loans $255 $103 Accruing TDRs total $81 million as of 9/30/2015 $282 $264 $258 $96 $264 Special Mention Loans Classified Accruing Loans Non-Performing Loans OREO $42 $48 $51 * Amounts are net of total PCI credit and interest rate discounts of $28 million as of 9/30/2015 $ in millions

12 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Charge-Offs, Recoveries, and Provision Gross Charge Offs and Recoveries Net Recoveries and Rate Provision for Credit Losses and ALL Ratios Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 1.38% 1.31% 1.27% 1.11% 1.09% 1.54% 1.45% 1.39% 1.35% 1.32% Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 (0.15)% (0.04)% (0.06)% (0.13)% (0.08)% $1.0 $2.6 $0.8 $2.0 $1.1 $(3.8) $(3.4) $(2.0) $(5.0) $(3.1) $0.3 $0.7 $0.0 $0.0 $(2.8) $(0.8) $(1.2) $(3.0) $(2.0) • Provision for Credit Losses ALLL/Total LoansNet Recoveries $Net Recoveries % Gross Charge Offs Recoveries $0.4 ALLL and Credit Discounts Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 $109 $110 $112 $115 $117 $13 $12 $11 $25 $26 $ in millions ALLL+CD/Total Loans• Allowance for Credit Losses Credit Discounts (CD) $122 $122 $123 $140 $143 •

13 Adjusted for Effect of No Reserve for Acquired Loans Reported Less: Acquired Loans* Adjusted Allowance for Credit Losses $ 117 $ 117 Total Loans Held for Investment 10,764 1,828 8,936 Ratio 1.09% 1.31% Adjusted for Effect of Acquired Loans Booked at Discount Reported Plus: Credit Discount* Adjusted Allowance for Credit Losses $ 117 $ 26 $ 143 Total Loans Held for Investment 10,764 26 10,790 Ratio 1.09% 1.32% * Western Liberty, Centennial and Bridge acquisitions Allowance for Credit Losses 9/30/2015 $ in millions

14 ROTCE TBV/Share Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 19.9% 18.2% 17.2% 14.1% 20.1% $9.53 $10.21 $10.72 $11.25 $11.86 Capital 13% 12% 11% 10% 9% 8% 7% Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 8.2% 8.6% 8.5% 8.7% 8.9% 9.0% 9.3% 9.0% 9.1% 9.1% 10.1% 9.7% 9.8% 10.0% 9.9% 12.2% 11.7% 11.3% 12.2% 12.1% Capital Ratios Total Capital Tier 1 Leverage Ratio Common Equity Tier 1 Tangible Common Equity Basel I Basel III ROTCE and TBV/Share

15 Outlook 4th Quarter 2015 q Bridge Integration q Loan and Deposit Growth q Interest Margin q Operating Efficiency q Asset Quality

16 Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding the integration of Bridge Capital Holdings, the performance of the combined company, and any guidance, outlook, or expectations relating to loan and deposit growth, interest margin, operating efficiency, and asset quality. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this presentation to reflect new information, future events or otherwise.